Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated December 18, 2006, except for Note 21 as to which the date is August 9, 2007, relating to the consolidated financial statements, which appears in Mueller Water Products, Inc.’s Current Report on Form 8-K dated August 9, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Atlanta, Georgia August 23, 2007